Exhibit 99.2

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. clarifies 3rd quarter dividend

NEW ALBANY, Ind. (August 18, 2009) – Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) today announced that its previously disclosed third quarter cash dividend declared on August 14, 2009 of $0.10 per common share to shareholders of record at close of business on August 28, 2009 incorrectly reported the payable date as September 10, 2009.  The correct payable date is September 18, 2009.